Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS FOURTH QUARTER 2016

NET INCOME PER SHARE OF $0.48; OPERATING EPS OF $0.52

•	Solid operating results across all business segments
•	Fourth quarter Property and Casualty combined ratio of 99.1%, including 7.3 points of catastrophes
•	Life sales continue to increase at a double-digit rate; solid sales in both Property and Casualty and Retirement
•	Retirement assets under management increased 7%

SPRINGFIELD, Ill., February 6, 2017 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and twelve months ended December 31, 2016:

Horace Mann Financial Highlights
	Three months ended December 31,			Twelve months ended December 31,
($ in millions, except per share amounts)	2016	2015	Change	2016	2015	Change
Total revenues	$282.8	$276.1	2.4%	$1,128.9	$1,080.4	4.5%
Net income	19.9	21.1	-5.7%	83.8	93.5	-10.4%
Net realized investment gains (losses) after tax	(1.5)	3.1		2.3	8.6
Operating income*	21.4	18.0	18.9%	81.5	84.9	-4.0%
Per diluted share:
Net income	0.48	0.50	-4.0%	2.02	2.20	-8.2%
Net realized investment gains (losses) after tax	(0.04)	0.07		0.05	0.20
Operating income*	0.52	0.43	20.9%	1.97	2.00	-1.5%
Book value per share				32.15	31.18	3.1%
Book value per share excluding the fair value adjustment for investments*				27.79	26.86	3.5%
Property and Casualty segment net income	9.6	7.9	21.5%	25.6	40.0	-36.0%
Property and Casualty combined ratio	99.1%	98.6%	0.5 pts	101.5%	97.0%	4.5 pts
Property and Casualty underlying combined ratio*	93.5%	95.2%	-1.7 pts	92.9%	91.7%	1.2 pts
Retirement (1) segment net income	$ 11.4	$ 10.4	9.6%	$ 50.7	$ 43.4	16.8%
Life segment net income	3.5	4.4	-20.5%	16.6	15.0	10.7%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

(1) Effective December 31, 2016, the “Annuity” reporting segment was renamed “Retirement”.

“Horace Mann’s full year operating income of $1.97 per diluted share included fourth quarter operating income of $0.52 per diluted share. Fourth quarter earnings reflected strong investment returns in all business lines, an elevated level of Property and Casualty catastrophe losses, largely related to Hurricane Matthew, offset by a 1.7 point improvement in underlying Property and Casualty results. Sales results in the Life segment remain strong, with continued double-digit momentum, and we experienced 6% growth in Property and Casualty sales for the full year,” said Horace Mann’s President and Chief Executive Officer Marita Zuraitis.

“We are projecting full-year 2017 operating income to between $1.95 and $2.15 per share,” stated Zuraitis. “This estimate anticipates continued improvement in our underlying auto combined ratio, modeled catastrophe losses, as well as modestly lower earnings in the Retirement and Life segments reflecting lower net interest spreads and approximately $0.10 cents of continued strategic investments across all lines of business”.

Property and Casualty Segment

For the full year, Property and Casualty net income of $25.6 million decreased 36%, or $14.4 million, compared to the prior year. On a combined ratio basis, the full year Property and Casualty combined ratio increased 4.5 points to 101.5%. The majority of the increase in the combined ratio was due to a 2.3 point increase in catastrophe losses, or an increase of $15.6 million on a pretax basis. 1.0 point of the increase, or $5.5 million on a pretax basis, was related to a lower level of favorable prior years’ reserve development in 2016 compared to the full year 2015. On an underlying basis, the combined ratio increased 1.2 points to 92.9%. The underlying auto combined ratio increased 2.4 points, to 105.1%, primarily as a result of higher loss frequency and severity. This increase was somewhat offset by a 1.7 point improvement in the underlying property combined ratio, which for full year 2016 was 68.6%. The improvement in property results was primarily driven by the impacts of profitability improvement initiatives, as well as lower catastrophe reinsurance costs.

For the fourth quarter of 2016, Property and Casualty net income of $9.6 million increased 22%, or $1.7 million, compared to the prior year. The Property and Casualty combined ratio of 99.1% increased 0.5 points compared to the fourth quarter of 2015, as a result of 2.3 points of higher catastrophe losses, compared to the prior year. Favorable prior years’ reserve development of 1.7 points, or $2.7 million pretax in the current quarter was $0.2 million pretax higher than the amount a year ago. On an underlying basis, the fourth quarter auto combined ratio of 108.2% improved 1.4 points, and the property combined ratio of 64.3% improved 3.3 points compared to a year ago. These improvements were primarily due to lower expense ratios and continued profitability initiatives.

Total Property and Casualty written premiums of $158.0 million and $634.3 million for the three and twelve months ended December 31, 2016, respectively, each increased 5% compared to the prior year. The growth was driven primarily by increases in average premium per policy for both auto and property, as well as lower catastrophe reinsurance costs.

Total Property and Casualty sales increased 1% and 6% compared to the three and twelve months ended December 31, 2015, respectively. Auto sales were flat for the current quarter but increased 6% for the year, while property sales increased 7% and 5% for the respective periods. Policy retention continues to be strong with auto and property policy retention rates for the current year at 84% and 88%, respectively.

Retirement Segment

On a reported basis, Retirement segment net income of $11.4 million and $50.7 million for the fourth quarter and full year, increased 10% and 17%, respectively, compared to the same periods in 2015. The impact of unlocking increased pretax income by $2.4 million and $3.7 million as compared to the three and twelve months ended December 31, 2015, respectively.

For the fourth quarter of 2016, Retirement segment net income, excluding deferred policy acquisition costs unlocking (“unlocking”), was $10.8 million, a decrease of $0.6 million compared to the prior year. For the full year, net income on the same basis, or $50.5 million, increased $4.9 million compared to 2015.

The Retirement segment results reflect an increase in net interest margin of $1.7 million for the fourth quarter and $12.4 million for the full year partially offset by an increase in operating expenses. The increase in expenses primarily reflected costs related to the Company’s continued infrastructure and strategic investments.

The 2016 annualized net interest spread on fixed annuity assets improved 9 points, to 193 basis points. The improvement reflected strong investment portfolio performance, including the impact of prepayment activity in the Company’s fixed income portfolios, as well as favorable returns on alternative investments. Total annuity assets under management of $6.4 billion increased 7% compared to the prior year, and total cash value persistency remained strong at approximately 95%.

For the three months ended December 31, 2016, annuity deposits of $128.3 million increased 2% compared to the prior year period, while annuity deposits of $520.2 million for the full year 2016 decreased 5% compared to a year ago. The majority of the decline in annuity deposits for the current year was due to an elevated level of non-recurring deposits in the first half of 2015 related to changes in the Company’s employee retirement savings plans.

Horace Mann’s total annuity sales decreased 3% and 4% for the current quarter and full year, respectively, with the full year change primarily reflecting reductions in single premium and rollover deposits, largely related to the Company’s employee retirement savings plans.

Life Segment

Life segment net income of $3.5 million for the fourth quarter of 2016 decreased $0.9 million compared to the prior period. On a full year basis, the Life segment net income of $16.6 million increased $1.6 million compared to the prior period, primarily as a result of an increase in investment income and a decrease in mortality expenses in 2016.

Life segment insurance premiums and contract deposits of $29.6 million and $108.0 million for the fourth quarter of 2016 and full year, increased 4% and 5%, respectively, compared to the same periods in 2015. Life sales of $4.9 million increased $1.4 million compared to the fourth quarter of 2015, primarily due to a $1.5 million increase in single premium sales. On a year-to-date basis, Life sales of $15.6 million increased $4.7 million, with the majority of the increase attributable to single premium sales. Life persistency of 96% was comparable to 12 months earlier.

Investment Results

Total net investment income increased 7% and 9% compared to the three and twelve months ended December 31, 2015, respectively. While asset balances in the Retirement segment continued to grow, overall investment results reflected the increase in investment prepayment activity and favorable returns on alternative investments, partially offset by the impact of the current low interest rate environment. Pretax net realized investment gains (losses) were $(2.8) million and $4.1 million for the three and twelve months ended December 31, 2016, respectively.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities were $312.2 million at December 31, 2016, compared to net unrealized investment gains of $309.8 million at December 31, 2015.

Though no share buyback activity occurred in the fourth quarter, the Company repurchased 701,410 shares of its common stock at an aggregate cost of $21.5 million under its share repurchase program during 2016. As of December 31, 2016, the Company had a remaining authorization of $29.5 million.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s fourth quarter financial results with investors and analysts on February 7, 2017 at 9:00 a.m. Eastern Time. The conference call will be webcast live on the Internet at investors.horacemann.com and archived later in the day for replay.

Horace Mann — the largest financial services company focusing on educators' financial needs — provides auto, homeowners and life insurance, retirement products and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended September 30, 2016 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	% Change	2016	2015	% Change
EARNINGS SUMMARY

Net income	$19.9	$21.1	-5.7%	$83.8	$93.5	-10.4%
Net realized investment gains (losses), after tax (see below)	(1.5)	3.1	-148.4%	2.3	8.6	-73.3%
Operating income (A)	21.4	18.0	18.9%	81.5	84.9	-4.0%

Per diluted share:
Net income	$0.48	$0.50	-4.0%	$2.02	$2.20	-8.2%
Net realized investment gains (losses), after tax (see below)	$(0.04)	$0.07	-157.1%	$0.05	$0.20	-75.0%
Operating income (A)	$0.52	$0.43	20.9%	$1.97	$2.00	-1.5%

Weighted average number of shares and equivalent shares (in millions) - Diluted	41.5	42.1	-1.4%	41.5	42.4	-2.1%

RETURN ON EQUITY

Net income return on equity (B)				6.2%	7.1%	N.M.
Operating income return on equity excluding the fair value adjustment for investments (A) (C)				7.4%	7.9%	N.M.

FINANCIAL POSITION

Per share (D):
Book value				$32.15	$31.18	3.1%
Effect of the fair value adjustment for investments (E)				$4.36	$4.32	0.9%
Book value excluding the fair value adjustment for investments (A)				$27.79	$26.86	3.5%

Dividends paid	$0.265	$0.250	6.0%	$1.06	$1.00	6.0%

Ending number of shares outstanding (in millions) (D)				40.2	40.6	-1.0%

Total assets				$10,576.8	$10,057.0	5.2%
Short-term debt				-	-	N.M.
Long-term debt, current and noncurrent				247.2	247.0	0.1%
Total shareholders' equity				1,294.0	1,264.7	2.3%

ADDITIONAL INFORMATION

Net realized investment gains (losses)
Before tax	$(2.8)	$3.9	N.M.	$4.1	$12.7	-67.7%
After tax	(1.5)	3.1	N.M.	2.3	8.6	-73.3%
Per share, diluted	$(0.04)	$0.07	N.M.	$0.05	$0.20	-75.0%

N.M. - Not meaningful.

(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company's reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 40,244,751 at December 31, 2016 and 40,566,032 at December 31, 2015.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	% Change	2016	2015	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$194.2	$187.0	3.9%	$759.1	$731.9	3.7%
Net investment income	90.5	84.3	7.4%	361.2	332.6	8.6%
Net realized investment gains (losses)	(2.8)	3.9	-171.8%	4.1	12.7	-67.7%
Other income	0.9	0.9	0.0%	4.5	3.2	40.6%

Total revenues	282.8	276.1	2.4%	1,128.9	1,080.4	4.5%

Benefits, claims and settlement expenses	137.5	128.3	7.2%	541.1	496.4	9.0%
Interest credited	49.1	46.7	5.1%	192.0	182.8	5.0%
Policy acquisition expenses amortized	23.6	25.5	-7.5%	96.7	98.9	-2.2%
Operating expenses	42.5	41.8	1.7%	173.1	157.4	10.0%
Interest expense	2.9	5.8	-50.0%	11.8	15.4	-23.4%

Total benefits, losses and expenses	255.6	248.1	3.0%	1,014.7	950.9	6.7%

Income before income taxes	27.2	28.0	-2.9%	114.2	129.5	-11.8%
Income tax expense	7.3	6.9	5.8%	30.4	36.0	-15.6%

Net income	$19.9	$21.1	-5.7%	$83.8	$93.5	-10.4%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty	$158.0	$150.8	4.8%	$634.3	$605.8	4.7%

Retirement deposits	128.3	125.8	2.0%	520.2	548.0	-5.1%

Life	29.6	28.6	3.5%	108.0	102.7	5.2%

Total	$315.9	$305.2	3.5%	$1,262.5	$1,256.5	0.5%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$9.6	$7.9	21.5%	$25.6	$40.0	-36.0%

Retirement	11.4	10.4	9.6%	50.7	43.4	16.8%

Life	3.5	4.4	-20.5%	16.6	15.0	10.7%

Corporate and other (A)	(4.6)	(1.6)	187.5%	(9.1)	(4.9)	85.7%

Net income	$19.9	$21.1	-5.7%	$83.8	$93.5	-10.4%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	% Change	2016	2015	% Change
PROPERTY & CASUALTY

Premiums written	$158.0	$150.8	4.8%	$634.3	$605.8	4.7%
Premiums earned	159.0	152.4	4.3%	620.5	596.0	4.1%
Net investment income	10.0	7.7	29.9%	39.0	33.5	16.4%
Other income (loss)	(0.2)	-	N.M.	0.6	0.2	N.M.
Losses and loss adjustment expenses (LAE)	117.1	108.9	7.5%	464.1	420.3	10.4%
Operating expenses (includes policy acquisition expenses amortized)	40.4	41.4	-2.4%	165.7	158.1	4.8%
Income before tax	11.3	9.8	15.3%	30.3	51.3	-40.9%
Net income	9.6	7.9	21.5%	25.6	40.0	-36.0%

Net investment income, after tax	8.0	6.5	23.1%	31.2	28.4	9.9%

Catastrophe costs (A)
After tax	7.6	5.0	52.0%	39.1	28.9	35.3%
Before tax	11.6	7.6	52.6%	60.0	44.4	35.1%

Prior years' reserves favorable (adverse) development, before tax
Automobile	1.4	0.1	N.M.	1.4	4.3	-67.4%
Property	1.3	2.4	-45.8%	5.6	7.0	-20.0%
Other liability	-	-	-	-	1.2	-100.0%

Total	2.7	2.5	8.0%	7.0	12.5	-44.0%

Operating statistics:
Loss and loss adjustment expense ratio	73.7%	71.5%	N.M.	74.8%	70.5%	N.M.
Expense ratio	25.4%	27.1%	N.M.	26.7%	26.5%	N.M.
Combined ratio	99.1%	98.6%	N.M.	101.5%	97.0%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	7.3%	5.0%	N.M.	9.7%	7.4%	N.M.
Prior years' reserve development	-1.7%	-1.6%	N.M.	-1.1%	-2.1%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years' reserve development ("underlying combined ratio") (B)	93.5%	95.2%	N.M.	92.9%	91.7%	N.M.

Policies in force (voluntary) (in thousands)				705	711	-0.8%
Automobile				485	487	-0.4%
Property				220	224	-1.8%

Policy renewal rate (voluntary) - 12 months
Automobile				83.5%	84.7%	N.M.
Property				87.8%	88.3%	N.M.

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.
(B)	This measure is not based on accounting principles generally accepted in the United States ("non-GAAP"). See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	% Change	2016	2015	% Change
RETIREMENT

Contract deposits	$128.3	$125.8	2.0%	$520.2	$548.0	-5.1%
Variable	46.0	42.3	8.7%	163.6	174.9	-6.5%
Fixed	82.3	83.5	-1.4%	356.6	373.1	-4.4%
Contract charges earned	6.3	6.1	3.3%	24.9	25.4	-2.0%
Net investment income	62.4	58.6	6.5%	249.4	228.4	9.2%
Interest credited	37.9	35.7	6.2%	147.3	138.7	6.2%
Net interest margin (without realized investment gains/losses)	24.5	22.9	7.0%	102.1	89.7	13.8%
Other income	0.8	0.6	33.3%	2.8	2.1	33.3%
Mortality loss and other reserve changes	(0.8)	(1.3)	-38.5%	(3.9)	(3.2)	21.9%
Operating expenses (includes policy acquisition expenses amortized)	13.6	13.3	2.3%	54.9	50.7	8.3%
Income before tax	17.2	15.0	14.7%	71.0	63.3	12.2%
Net income	11.4	10.4	9.6%	50.7	43.4	16.8%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.9	$(1.5)	-160.0%	$0.3	$(3.4)	-108.8%
Guaranteed minimum death benefit reserve	0.1	-	N.M.	0.1	(0.1)	N.M.

Retirement contracts in force (in thousands)				219	211	3.8%
Accumulated account value on deposit / Assets under management				$6,427.0	$5,997.7	7.2%
Variable				1,923.9	1,800.7	6.8%
Fixed				4,503.1	4,197.0	7.3%
Retirement accumulated value retention - 12 months
Variable accumulations				94.7%	94.3%	N.M.
Fixed accumulations				94.6%	94.8%	N.M.

LIFE

Premiums and contract deposits	$29.6	$28.6	3.5%	$108.0	$102.7	5.2%
Premiums and contract charges earned	28.9	28.5	1.4%	113.7	110.5	2.9%
Net investment income	18.3	18.2	0.5%	73.6	71.6	2.8%
Other income	0.2	0.3	-33.3%	0.8	0.8	0.0%
Death benefits/mortality cost/change in reserves	19.6	18.1	8.3%	73.1	72.9	0.3%
Interest credited	11.2	11.0	1.8%	44.7	44.1	1.4%
Operating expenses (includes policy acquisition expenses amortized)	10.6	11.5	-7.8%	44.0	43.0	2.3%
Income before tax	6.0	6.4	-6.2%	26.3	22.9	14.8%
Net income	3.5	4.4	-20.5%	16.6	15.0	10.7%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.2	$(0.1)	N.M.	$0.4	$-	N.M.

Life policies in force (in thousands)				198	202	-2.0%
Life insurance in force				$17,025	$16,505	3.2%
Lapse ratio - 12 months
(Ordinary life insurance)				4.3%	4.1%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains (losses)	$(2.8)	$3.9	-171.8%	$4.1	$12.7	-67.7%
Interest expense	(2.9)	(5.8)	-50.0%	(11.8)	(15.4)	-23.4%

Other operating expenses, net investment income and other income	(1.6)	(1.3)	23.1%	(5.7)	(5.3)	7.5%
Loss before tax	(7.3)	(3.2)	128.1%	(13.4)	(8.0)	67.5%
Net loss	(4.6)	(1.6)	187.5%	(9.1)	(4.9)	85.7%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2016	2015	% Change	2016	2015	% Change
INVESTMENTS

Retirement and Life
Fixed maturities, at fair value (amortized cost 2016, $6,404.4; 2015, $6,010.7)				$6,684.3	$6,283.7	6.4%
Equity securities, at fair value (cost 2016, $70.5; 2015, $35.3)				66.6	33.5	98.8%
Short-term investments				10.0	146.4	-93.2%
Policy loans				151.9	148.7	2.2%
Other investments				159.2	96.8	64.5%
Total Retirement and Life investments				7,072.0	6,709.1	5.4%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2016, $747.7; 2015, $774.9)				772.4	807.6	-4.4%
Equity securities, at fair value (cost 2016, $63.6; 2015, $60.4)				75.0	66.3	13.1%
Short-term investments				10.9	4.8	127.1%
Other investments				45.0	37.3	20.6%
Total Property & Casualty investments				903.3	916.0	-1.4%

Corporate investments				24.0	22.9	4.8%

Total investments				7,999.3	7,648.0	4.6%

Net investment income
Before tax	$90.5	$84.3	7.4%	$361.2	$332.6	8.6%
After tax	60.3	56.4	6.9%	240.6	222.9	7.9%

N.M. - Not meaningful.

- 5 -